UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2010

BE AEROSPACE, INC.

(Exact name of registrant as specified in charter)

Delaware	0-18348	06-1209796
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification No.)

1400 Corporate Center Way, Wellington, Florida		33414
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 791-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On September, 13, 2010, BE Aerospace, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, UBS Securities LLC, RBS Securities Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC (the “Underwriters”), to sell $650,000,000 aggregate principal amount of the Company’s 6.875% Senior Notes due 2020 (the “Notes”) in an offering registered pursuant to the Securities Act of 1933, as amended.  The Company completed the sale of the Notes to the Underwriters on September 16, 2020 with net proceeds (before expenses) to the Company of $631,176,000. The Underwriting Agreement contains customary terms and conditions.

The Notes were issued pursuant to an indenture dated as of July 1, 2008 (the “Base Indenture”) between the Company and Wilmington Trust Company, as trustee (the “Trustee”), as supplemented by a second supplemental indenture dated as of September 16, 2010 (the “Second Supplemental Indenture”) between the Company and the Trustee (the Base Indenture, as supplemented by the Second Supplemental Indenture, the “Indenture”).  Pursuant to the Indenture, the Company will pay interest on the Notes on April 1 and October 1 of each year, beginning on April 1, 2011.  The Notes will mature on October 1, 2020. The Notes are unsecured senior obligations of the Company.  The Notes will rank equally with the Company’s existing and future senior indebtedness and will rank senior in right of payment to any future indebtedness that is subordinated to the Notes.  The Notes will be effectively subordinated to all of the existing and future secured indebtedness of the Company to the extent of the assets securing such indebtedness and the debt and other liabilities of all of the Company’s subsidiaries. The Company may redeem some or all of the Notes at any time prior to October 1, 2015 at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest plus a “make-whole” premium.  The Company may redeem some or all of the Notes at any time on or after October 1, 2015 at applicable redemption prices described in the Notes.  In addition, on or prior to October 1, 2013, the Company may redeem up to 35% of the Notes using the proceeds of certain equity offerings.  The Notes will not be entitled to the benefit of any sinking fund.

The Indenture contains covenants that, among other things, will limit the ability of the Company and its restricted subsidiaries to incur indebtedness; pay dividends or make certain distributions in respect of the Company’s capital stock or repurchase the Company’s capital stock or make certain other restricted payments or investments; sell certain assets, including capital stock of the restricted subsidiaries; agree to restrictions affecting the ability of restricted subsidiaries to issue dividends or make other payments; enter into transactions with the Company’s affiliates; and merge, consolidate or sell substantially all of the Company’s assets. Additionally, upon the occurrence of a change of control (as defined in the Indenture), the Company will be required to make an offer to purchase the Notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to the date of repurchase. The Indenture provides for customary events of default.

The foregoing descriptions of the Underwriting Agreement and the Indenture do not purport to be complete and are qualified in their entirety by reference to the text of the applicable agreement.  The Base Indenture was included as an exhibit to the Company’s Current Report on Form 8-K previously filed with the SEC on July 1, 2008 and the Second Supplemental Indenture and the form of the Notes are included as exhibits to this Current Report on Form 8-K.  The Base Indenture, the Second Supplemental Indenture and the form of Note are incorporated by reference herein.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)                                 Exhibits

1.1

Underwriting Agreement dated as of September 13, 2010, among Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, UBS Securities LLC, RBS Securities Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC.

4.1	Second Supplemental Indenture dated as of September 16, 2010, between BE Aerospace, Inc. and Wilmington Trust Company, as Trustee
4.2	Form of 6.875% Senior Note due 2020 (incorporated by reference to Exhibit 1 to Appendix A to Exhibit 4.1 hereof)
5.1	Opinion of Shearman & Sterling LLP
23.1	Consent of Shearman & Sterling LLP (Included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BE AEROSPACE, INC.

	By:	/s/ THOMAS P. MCCAFFREY
		Name:	Thomas P. McCaffrey
		Title:	Senior Vice President
and Chief Financial Officer

Date: September 16, 2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
1.1

Underwriting Agreement dated as of September 13, 2010, among Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, UBS Securities LLC, RBS Securities Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC.

4.1	Second Supplemental Indenture dated as of September 16, 2010, between BE Aerospace, Inc. and Wilmington Trust Company, as Trustee
4.2	Form of 6.875% Senior Note due 2020 (incorporated by reference to Exhibit 1 to Appendix A to Exhibit 4.1 hereof)
5.1	Opinion of Shearman & Sterling LLP
23.1	Consent of Shearman & Sterling LLP (Included in Exhibit 5.1)